Oclaro Announces Second Quarter Fiscal Year 2015 Financial Results
SAN JOSE, Calif., – February 3, 2015 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its second quarter of fiscal year 2015, which ended December 27, 2014.

“Our second quarter financial results benefited from strong 100G revenue growth. Adjusted EBITDA for the quarter was better than our previously announced guidance range, and both gross margin and revenue were at the higher end of our guidance. Our recent results demonstrate that we are steadily making progress in achieving our financial and business objectives,” said Greg Dougherty, Chief Executive Officer, Oclaro. “Market demand for 100G in both telecom and datacom continues to build and we expect to leverage our products and technology to drive future revenue growth.”

Results for the Second Quarter of Fiscal 2015

•
Revenues were $86.8 million for the second quarter of fiscal 2015, compared with revenues of $89.2 million in the first quarter of fiscal 2015. The Company’s industrial and consumer business, which was sold on October 27, 2014, contributed $1.8 million of revenue in the second quarter and $7.5 million in the first quarter of fiscal 2015.

•	GAAP gross margin was 15.9% for the second quarter of fiscal 2015, compared with a GAAP gross margin of 16.1% in the first quarter of fiscal 2015.

•	Non-GAAP gross margin was 16.5% for the second quarter of fiscal 2015, compared with a non-GAAP gross margin of 16.5% in the first quarter of fiscal 2015.

•	GAAP operating loss was $3.8 million for the second quarter of fiscal 2015. This compares with a GAAP operating loss of $17.5 million for the first quarter of fiscal 2015.

•	Non-GAAP operating loss was $9.8 million for the second quarter of fiscal 2015, compared with a non-GAAP operating loss of $13.6 million in the first quarter of fiscal 2015.

•	GAAP net loss for the second quarter of fiscal 2015 was $12.3 million. This compares with a GAAP net loss of $20.4 million in the first quarter of fiscal 2015.

•	Non-GAAP net loss for the second quarter of fiscal 2015 was $9.9 million. This compares with a non-GAAP net loss of $15.1 million in the first quarter of fiscal 2015.

•	Adjusted EBITDA was negative $5.5 million for the second quarter of fiscal 2015, compared with negative $8.9 million in the first quarter of fiscal 2015.

•	Cash, cash equivalents, restricted cash, and short-term investments were $79.0 million at December 27, 2014.

Third Quarter Fiscal Year 2015 Outlook
The guidance for the quarter ending March 28, 2015 is:

•	Revenues in the range of $78 million to $85 million.

•	Non-GAAP gross margin in the range of 13% to 17%.

•	Adjusted EBITDA in the range of negative $9 million to negative $5 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call
Oclaro will hold a conference call to discuss financial results for the second quarter of fiscal year 2015 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (913) 312-0823. A replay of the conference call will be available through February 17, 2015. To access the replay, dial (858) 384-5517. The passcode for the replay is 8625897. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro
Oclaro, Inc. (Nasdaq: OCLR), is a leader in optical components, modules and subsystems for the core optical, enterprise and data center markets. Leveraging more than three decades of laser technology innovation, photonics integration, and subsystem design, Oclaro’s solutions are at the heart of the fast optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, voice over IP and other bandwidth-intensive and high-speed applications. For more information, visit http://www.oclaro.com.

Copyright 2015. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, in association with Oclaro’s second quarter fiscal year 2015 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations and progress toward Oclaro’s target business model, including financial guidance for the fiscal quarter ending March 28, 2015 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) market interest in Oclaro’s 100G products, (iii) the impact of the recent acquisition by Ushio Opto of Oclaro’s industrial and consumer business and (iv) Oclaro’s future financial performance and operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) our dependence on a limited number of customers for a significant percentage of our revenues, (ii) our ability to maintain strong relationships with certain customers, (iii) the effects of fluctuating product mix on our results, (iv) our ability to timely develop and commercialize new products, (v) competition and pricing pressure, (vi) our ability to meet or exceed our gross margin expectations, (vii) Oclaro’s ability to maintain or increase its cash reserves and obtain debt or equity-based financing on terms acceptable to it or at all, (viii) the future performance of Oclaro and its ability to effectively restructure its operations and business, (ix) our ability to respond to evolving technologies and customer requirements and demands, (x) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (xi) our ability to timely capitalize on any increase in market demand, (xii) the potential inability to realize the expected benefits of asset dispositions, (xiii) the sale of businesses which may or may not arise in connection with executing our restructuring plans, (xiv) our ability to reduce costs and operating expenses, (xv) increased costs related to downsizing and compliance with regulatory and legal requirements in connection with such downsizing, (xvi) the risks associated with our international operations, (xvii) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (xviii) the outcome of tax audits or similar proceedings, (xix) the outcome of pending litigation against the company, and (xx) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss and Adjusted EBITDA is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as operating income/loss excluding the impact of depreciation and amortization, restructuring, acquisition and related costs, non-cash compensation related to stock and options, purchase accounting adjustments related to the fair market value of acquired inventories, impairment of intangible assets and goodwill and certain other one-time charges and credits, including flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 27, 2014	September 27, 2014	December 28, 2013
	(Thousands, except per share amounts)
Revenues	$86,820	$89,241	$102,914
Cost of revenues	73,054	74,832	86,001
Gross profit	13,766	14,409	16,913
Operating expenses:
Research and development	11,721	13,913	16,424
Selling, general and administrative	13,646	15,414	18,557
Amortization of other intangible assets	269	418	417
Restructuring, acquisition and related (income) expense, net (1)	(8,038)	1,730	6,721
Flood related (income) expense	—	—	(140)
Gain (loss) on sale of property and equipment	(26)	397	205
Total operating expenses	17,572	31,872	42,184
Operating loss	(3,806)	(17,463)	(25,271)
Other income (expense):
Interest income (expense), net	(89)	(104)	(8,532)
Gain (loss) on foreign currency transactions, net	(675)	(2,010)	(2,848)
Other income (expense), net	329	555	28
Total other income (expense)	(435)	(1,559)	(11,352)
Loss from continuing operations before income taxes	(4,241)	(19,022)	(36,623)
Income tax provision (benefit)	(38)	954	1,424
Loss from continuing operations	(4,203)	(19,976)	(38,047)
Income (loss) from discontinued operations, net of tax (2)	(8,080)	(378)	69,538
Net income (loss)	$(12,283)	$(20,354)	$31,491
Basic and diluted net income (loss) per share:
Loss per share from continuing operations	$(0.04)	$(0.19)	$(0.41)
Income (loss) per share from discontinued operations	(0.07)	—	0.75
Basic and diluted net income (loss) per share	$(0.11)	$(0.19)	$0.34
Shares used in computing net income (loss) per share:
Basic	107,849	107,249	93,204
Diluted	107,849	107,249	93,204

(1) The three month period ending December 27, 2014 contains a gain of approximately $8.3 million relating to the sale of the Company’s industrial and consumer business on October 27, 2014.
(2) The three month period ending December 27, 2014 contains a charge of approximately $7.7 million relating to the release of amounts originally held back at the time of sale of our Amplifier and Zurich Businesses, as part of a Settlement Agreement with II-VI, Inc. on December 30, 2014.

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
CONTINUING OPERATIONS
(Unaudited)

	Three Months Ended
	December 27, 2014	September 27, 2014	December 28, 2013
	(Thousands, except per share amounts)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$13,766	$14,409	$16,913
Outsource transition costs	—	—	236
Stock-based compensation in cost of revenues	576	330	250
Non-GAAP gross profit	$14,342	$14,739	$17,399
GAAP gross margin rate	15.9%	16.1%	16.4%
Non-GAAP gross margin rate	16.5%	16.5%	16.9%
Reconciliation of GAAP operating loss to non-GAAP operating loss and adjusted EBITDA:
GAAP operating loss	$(3,806)	$(17,463)	$(25,271)
Stock-based compensation	1,756	1,286	846
Amortization of intangible assets	269	418	417
Restructuring, acquisition and related costs (3)	(8,038)	1,730	6,721
Flood related (income) expense	—	—	(140)
Outsource transition costs	—	—	419
(Gain) loss on sales of property and equipment	(26)	397	205
Non-GAAP operating loss	$(9,845)	$(13,632)	$(16,803)
Depreciation expense	4,329	4,704	6,089
Adjusted EBITDA	$(5,516)	$(8,928)	$(10,714)
Reconciliation of GAAP loss to non-GAAP loss from continuing operations:
GAAP loss from continuing operations	$(4,203)	$(19,976)	$(38,047)
Stock-based compensation	1,756	1,286	846
Amortization of intangible assets	269	418	417
Restructuring, acquisition and related costs (3)	(8,038)	1,730	6,721
Flood related (income) expense	—	—	(140)
Other (income) expense items, net	(329)	(555)	(28)
Outsource transition costs	—	—	419
(Gain) loss on foreign currency translation	675	2,010	2,848
Non-GAAP loss from continuing operations	$(9,870)	$(15,087)	$(26,964)
Non-GAAP loss per share-continuing operations:
Basic	$(0.09)	$(0.14)	$(0.29)
Diluted	$(0.09)	$(0.14)	$(0.29)
Shares used in computing Non-GAAP loss per share-continuing operations:
Basic	107,849	107,249	93,204
Diluted	107,849	107,249	93,204

	Three Months Ended
	December 27, 2014	September 27, 2014	December 28, 2013
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$576	$330	$250
Research and development	410	332	206
Selling, general and administrative	770	624	390
Restructuring	—	—	33
Total	$1,756	$1,286	$879

Outsource transition cost for the above included the following:
Cost of revenues	$—	$—	$236
Research and development	—	—	177
Selling, general and administrative	—	—	6
Total	$—	$—	$419

(3) The three month period ending December 27, 2014 contains a gain of approximately $8.3 million relating to the sale of the Company’s industrial and consumer business on October 27, 2014.

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 27, 2014	June 28, 2014
	(Thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$74,537	$98,973
Restricted cash	4,362	5,055
Short-term investments	81	95
Accounts receivable, net	82,649	82,872
Inventories	65,798	71,099
Prepaid expenses and other current assets	22,290	45,275
Total current assets	249,717	303,369
Property and equipment, net	41,746	50,768
Other intangible assets, net	3,020	8,536
Other non-current assets	2,929	3,012
Total assets	$297,412	$365,685
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,517	$71,283
Accrued expenses and other liabilities	38,185	51,492
Capital lease obligations, current	4,075	5,387
Total current liabilities	99,777	128,162
Deferred gain on sale-leasebacks	9,330	10,711
Capital lease obligations, non-current	2,235	4,539
Other non-current liabilities	10,834	14,345
Total liabilities	122,176	157,757
Stockholders’ equity:
Preferred stock
Common stock	1,090	1,077
Additional paid-in capital	1,461,438	1,458,487
Accumulated other comprehensive income	42,845	45,864
Accumulated deficit	(1,330,137)	(1,297,500)
Total stockholders’ equity	175,236	207,928
Total liabilities and stockholders’ equity	$297,412	$365,685